Exhibit 21.1

SANTANDER CONSUMER USA HOLDINGS INC.

Listed below are the subsidiaries of Santander Consumer USA Holdings Inc. (the “Registrant”) as of December 31, 2013.*

Name	Jurisdiction of Incorporation
Santander Consumer USA Inc.	Illinois

Santander Consumer Receivables 3 LLC

Santander Consumer Receivables 4 LLC

Santander Consumer Receivables 7 LLC

Santander Consumer Receivables 9 LLC

Santander Consumer Receivables 10 LLC

Santander Consumer Credit Funding I LLC

Santander Consumer Funding 3 LLC

Santander Consumer Funding 5 LLC

Santander Consumer Captive Auto Funding LLC

Santander Consumer Captive Auto Funding 5 LLC

Santander Consumer ABS Funding 1 LLC

Chrysler Capital Master Auto Receivables Funding LLC

Franklin Acquisition Funding LLC

Santander Consumer Auto Receivables Funding 2011-A LLC

Santander Consumer Auto Receivables Funding 2013-B1 LLC

Santander Consumer Auto Receivables Funding 2013-B2 LLC

Santander Consumer Auto Receivables Funding 2013-B3 LLC

Santander Consumer Auto Receivables Funding 2013-L1 LLC

Santander Consumer Receivables 11 LLC

Drive Residual Holdings LP

CCAP Auto Lease Ltd.

Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware

*	Other subsidiaries of Santander Consumer USA Holdings Inc. are not listed above because, in the aggregate, they would not constitute a significant subsidiary.